Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 28, 2019, relating to our audits of the March 31, 2019 and 2018 consolidated financial statements of Investview, Inc. which are appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

June 2, 2020